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                                                                EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CCC Information Services Group Inc. of our report dated June 25, 1997 appearing on page 1 of the Annual Report of CCC Information Services Inc. 401(k) Retirement Savings & Investment Plan for the year ended December 31, 1996.

Price Waterhouse LLP

Chicago, Illinois
July 23, 1997